Two special meetings of shareholders of the
KraneShares Bosera MSCI China A Share ETF,
KraneShares Zacks New China ETF, KraneShares CSI
China Internet ETF, KraneShares E Fund China
Commercial Paper ETF and KraneShares FTSE Emerging
Markets Plus ETF were held on August 31, 2017. The
second special meeting of shareholders was adjourned
with respect to the KraneShares Bosera MSCI China A
Share ETF until September 14, 2017; with respect to
the KraneShares CSI China Internet ETF until
September 14, 2017 and September 22, 2017; and with
respect to the KraneShares Zacks New China ETF until
September 14, 2017, September 22, 2017 and September
27, 2017.
The first special meeting was held for shareholders
of the Trust to vote on the following matter:
1.	To elect two new individuals to serve on the
Board of Trustees of the Trust
The results of the proxy solicitation on the above matter were as follows:

Shares
Voted
FOR
Shares
Voted
WITHHOL
D
Shares
Voted
to
ABSTAI
N
Broke
r
Non-
Votes
Total
Shares
Voted
Patric
k
Campo
14,694,2
94
211,018
14,905,3
12
Cregg
Watner
14,693,2
89
215,910

14,905,3
12

The Trustees whose term of office continued after
the first special meeting because they were not up
for election include Jonathan Krane, John Ferguson
and Matthew Stroyman.
The second special meeting was held for shareholders
of each Fund to vote on the following matters:
1.	To approve a new investment advisory agreement
between Krane and the Trust on behalf of each
Fund.
The results of the proxy solicitation on the above
matter were as follows:
Fund
Shares
Voted
FOR
Proposa
l
Shares
Voted
AGAINS
T
Propos
al
Share
s
Voted
to
ABSTA
IN
Broker
Non-
Votes
Total
Shares
Voted
KraneShar
es Bosera
MSCI
China A
Share ETF
3,030,9
39

77,506
70,30
2
459,536
3,638,2
83
KraneShar
es Zacks
New China
ETF
95,296

3,004
6,313
2,013
106,626
KraneShar
es CSI
China
Internet
ETF
4,894,7
21

49,129
196,4
05
1,408,4
22
6,548,6
77
KraneShar
es E Fund
China
Commercia
l Paper
ETF
143,402

2,654
8,393

154,449
KraneShar
es FTSE
Emerging
Markets
Plus ETF
87,153

200


87,353

2.	To approve a new investment sub-advisory
agreement between Krane and Bosera Asset
Management (International) Co., Limited with
respect to the KraneShares Bosera MSCI China A
Share ETF.
The results of the proxy solicitation on the above
matter were as follows:
Fund
Shares
Voted
FOR
Proposa
l
Shares
Voted
AGAINS
T
Propos
al
Shares
Voted
to
ABSTAI
N
Broker
Non-
Votes
Total
Shares
Voted
KraneShar
es Bosera
MSCI
China A
Share ETF
3,028,8
99

78,914
70,934
459,53
6
3,638,2
83

3.	To approve a new investment sub-advisory
agreement between Krane and E Fund Management
(Hong Kong) Co., Limited. with respect to the
KraneShares E Fund China Commercial Paper ETF.
The results of the proxy solicitation on the above
matter were as follows:
Fund
Shares
Voted
FOR
Proposa
l
Shares
Voted
AGAINST
Proposa
l
Shares
Voted
to
ABSTAI
N
Broke
r
Non-
Votes
Total
Shares
Voted
KraneShare
s E Fund
China
Commercial
Paper ETF
143,603

2,654
8,192

154,44
9